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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-36494 of RSL Communications, Ltd. on Form S-4 of our report dated March 2, 2000, included and incorporated by reference in the Annual Report on Form 10-K/A of RSL Communications, Ltd. for the year ended December 31, 1999 and to the use of our report dated March 2, 2000, appearing in the prospectus that is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
New York, New York

July 17, 2000